As Filed With the Securities and Exchange Commission on April 29, 2016

REGISTRATION NO. 811-08162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 77

MASTER INVESTMENT PORTFOLIO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 HOWARD STREET

SAN FRANCISCO, CALIFORNIA 94105

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER: (800) 441-7762

JOHN M. PERLOWSKI

MASTER INVESTMENT PORTFOLIO

55 EAST 52nd STREET

NEW YORK, NEW YORK 10055

UNITED STATES OF AMERICA

(NAME AND ADDRESS OF AGENT FOR SERVICE)

WITH A COPY TO:

JOHN A. MACKINNON, ESQ.	BENJAMIN ARCHIBALD, ESQ.
SIDLEY AUSTIN LLP	BLACKROCK FUND ADVISORS
787 SEVENTH AVENUE	55 EAST 52nd STREET
NEW YORK, NEW YORK 10019	NEW YORK, NEW YORK 10055

MASTER INVESTMENT PORTFOLIO

U.S. TOTAL BOND INDEX MASTER PORTFOLIO

S&P 500 INDEX MASTER PORTFOLIO

COREALPHA BOND MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for U.S. Total Bond Index Master Portfolio, S&P 500 Index Master Portfolio and CoreAlpha Bond Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

Each Master Portfolio operates as part of a master/feeder structure, and one or more corresponding feeder funds invest all of its/their assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the corresponding feeder fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) that relates to and includes the prospectuses and the statements of additional information of BlackRock U.S. Total Bond Index Fund, BlackRock S&P 500 Index Fund and BlackRock CoreAlpha Bond Fund (each, a “BlackRock Funds III Feeder Fund” and collectively, the “BlackRock Funds III Feeder Funds”), each a series of BlackRock Funds III, a separate publicly offered investment company organized as a Delaware statutory trust. Each BlackRock Funds III Feeder Fund invests all of its assets in the corresponding Master Portfolio as follows: BlackRock U.S. Total Bond Index Fund invests all of its assets in U.S. Total Bond Index Master Portfolio, BlackRock S&P 500 Index Fund invests all of its assets in S&P 500 Index Master Portfolio and BlackRock CoreAlpha Bond Fund invests all of its assets in CoreAlpha Bond Master Portfolio. The U.S. Total Bond Index Master Portfolio is one of the underlying funds in which the following other portfolios of MIP invest a portion of their assets pursuant to a fund of funds structure: LifePath® Retirement Master Portfolio, LifePath® 2020 Master Portfolio, LifePath® 2025 Master Portfolio, LifePath® 2030 Master Portfolio, LifePath® 2035 Master Portfolio, LifePath® 2040 Master Portfolio, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio and LifePath® 2055 Master Portfolio (each, a “LifePath Master Portfolio” and collectively, the “LifePath Master Portfolios”) and LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath® Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio, LifePath® Index 2055 Master Portfolio and LifePath® Index 2060 Master Portfolio (each, a “LifePath Index Master Portfolio” and collectively, the “LifePath Index Master Portfolios”). The CoreAlpha Bond Master Portfolio is one of the underlying funds in which the following other portfolios of MIP invest a portion of their assets pursuant to a fund of funds structure: LifePath Master Portfolios. Each of these LifePath Master Portfolios and LifePath Index Master Portfolios operates as a master as part of a master/feeder structure; the feeder funds in this structure include the LifePath series of BlackRock Funds III. Each feeder fund invests all of its assets in the corresponding LifePath Master Portfolio or LifePath Index Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BlackRock Funds III files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BlackRock Funds III Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BlackRock Funds III Feeder Fund’s current prospectus and statement of additional information, as supplemented from time to time, is referred to herein collectively as the “Prospectus” and “SAI,” respectively. Each feeder fund that invests in a Master Portfolio (including each BlackRock Funds III Feeder Fund) is referred to herein as a “Feeder Fund” and collectively as the “Feeder Funds.” From time to time, a Master Portfolio may have one or more feeder funds that are not BlackRock Funds III Feeder Funds.

PART A – PROSPECTUS

April 29, 2016

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated April 29, 2016, is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 5.	MANAGEMENT.

(a) INVESTMENT ADVISER

BlackRock Fund Advisors (“BFA”) is the investment adviser of U.S. Total Bond Index Master Portfolio and S&P 500 Index Master Portfolio. BlackRock Advisors, LLC (“BlackRock”) is the investment adviser of CoreAlpha Bond Master Portfolio. BlackRock International Limited (“BIL”) and BFA are the sub-advisers of CoreAlpha Bond Master Portfolio. The term “Manager” in this Part A means BFA or BlackRock, as applicable.

(b) PORTFOLIO MANAGERS

U.S. Total Bond Index Master Portfolio

Name	Since	Title
James Mauro	2011	Director of BlackRock, Inc.
Scott Radell, CFA	2009	Managing Director of BlackRock, Inc.

S&P 500 Index Master Portfolio

Name	Since	Title
Alan Mason	2014	Managing Director of BlackRock, Inc.
Greg Savage, CFA	2008	Managing Director of BlackRock, Inc.
Jennifer Hsui, CFA	2016	Managing Director of BlackRock, Inc.
Creighton Jue, CFA	2016	Managing Director of BlackRock, Inc.
Rachel Aguirre	2016	Director of BlackRock, Inc.

CoreAlpha Bond Master Portfolio

Name	Since	Title
Scott Radell, CFA	2007	Managing Director of BlackRock, Inc.
Karen Uyehara	2012	Director of BlackRock, Inc.

ITEM 6.	PURCHASE AND SALE OF INTERESTS.

Interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

The Master Portfolios have no minimum initial or subsequent investment requirements.

Each Feeder Fund may withdraw all or any portion of its investment in the applicable Master Portfolio on any business day on which the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after a redemption request is received in proper form by the Master Portfolio.

ITEM 7.	TAX INFORMATION.

Each Master Portfolio intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Each BlackRock Funds III Feeder Fund will be taxable on its allocable portion of the income of the applicable Master Portfolio. Each Master Portfolio will not be subject to any U.S. federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

A-2

ITEM 9.	INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

(a) INVESTMENT OBJECTIVE

U.S. Total Bond Index Master Portfolio

U.S. Total Bond Index Master Portfolio seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Barclays U.S. Aggregate Bond Index (the “Barclays U.S. Aggregate Index”).

S&P 500 Index Master Portfolio

S&P 500 Index Master Portfolio seeks to provide investment results that correspond to the total return performance of publicly-traded common stocks in the aggregate, as represented by the Standard & Poor’s 500® Index (“S&P 500 Index”).

CoreAlpha Bond Master Portfolio

CoreAlpha Bond Master Portfolio seeks to provide a combination of income and capital growth.

(b) IMPLEMENTATION OF INVESTMENT OBJECTIVES

U.S. Total Bond Index Master Portfolio

Under normal circumstances, at least 90% of the value of U.S. Total Bond Index Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in securities comprising the Barclays U.S. Aggregate Index, which, for the Master Portfolio, are considered bonds. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before fees and expenses and the total return of the Master Portfolio’s benchmark index, the Barclays U.S. Aggregate Index. Notwithstanding the factors described below, perfect (100%) correlation would be achieved if the total return of the Master Portfolio’s net assets, before fees and expenses, increased or decreased exactly as the total return of the Master Portfolio’s benchmark index increased or decreased. The Master Portfolio’s ability to match its investment performance to the investment performance of its benchmark index may be affected by, among other things, the Master Portfolio’s expenses, the amount of cash and cash equivalents held by the Master Portfolio, the manner in which the total return of the Master Portfolio’s benchmark index is calculated, the size of the Master Portfolio’s investment portfolio, and the timing, frequency and size of purchases of interests and withdrawals.

The Master Portfolio utilizes sampling techniques that are designed to allow the Master Portfolio to duplicate substantially the investment performance of the Barclays U.S. Aggregate Index. However, the Master Portfolio is not expected to track the Barclays U.S. Aggregate Index with the same degree of accuracy that complete replication of the Barclays U.S. Aggregate Index would provide. No attempt is made to manage the Master Portfolio using economic, financial or market analysis. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or “rebalanced”) to reflect changes in the characteristics of the index that the Master Portfolio tracks.

The Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in the securities in its benchmark index. The Master Portfolio may also invest in high-quality money market instruments, including shares of money market funds advised by BFA or its affiliates.

Investors look to indexes as a standard of market performance. Indexes are model portfolios, that is, groups of stocks or bonds selected to represent an entire market or market segment. One way an index fund seeks to match an index’s performance, before fees and expenses, is by buying and selling all of the index’s securities in the same proportion as they are reflected in the index.

There were approximately 8,000 fixed-income securities included in the Barclays U.S. Aggregate Index. The Master Portfolio maintains a weighted average maturity consistent with that of the Barclays U.S. Aggregate Index, which generally ranges between 5 and 10 years. As a practical matter, it would be inefficient for the Master Portfolio to hold each security included in the Barclays U.S. Aggregate Index. The Master Portfolio can, however, substantially replicate the Barclays U.S. Aggregate Index’s profile by holding a representative sample of securities in the Barclays U.S. Aggregate Index. It may, for example, hold U.S. Government obligations and corporate bonds in a similar proportion to the Barclays U.S. Aggregate Index. Additionally, it can match certain Barclays U.S. Aggregate Index features such as:

•	Average time to maturity for both government and corporate securities;

•	Securities’ coupon rates, which are the interest rates securities pay based on their face values;

•	Economic sectors represented by securities;

•	Credit quality of securities (all securities in the Barclays U.S. Aggregate Index are rated investment-grade); and

•	Whether or not securities are callable, which means the issuer has the right to repay principal and interest before maturity.

The Master Portfolio is designed for investors who desire a convenient way to invest in bonds issued in the United States. Although this market has increased in value over the long term, it fluctuates and has also decreased in value over shorter time periods.

The Master Portfolio does not by itself constitute a balanced investment program. Diversifying your investments by buying shares in other funds may improve your long-term return as well as reduce volatility.

The Barclays U.S. Aggregate Index is maintained by Barclays Capital Inc. (“Barclays Capital”). Barclays Capital does not sponsor, endorse, sell or promote the Feeder Fund or the Master Portfolio. Barclays Capital makes no representation or warranty, expressed or implied, regarding the advisability of investing in the Feeder Fund or the Master Portfolio. Neither BFA nor BlackRock has or will have a role in maintaining the Barclays U.S. Aggregate Index.

The past performance of the underlying index is not a guide to future performance. BFA does not guarantee the accuracy or the completeness of the underlying index or any data included therein and BFA shall have no liability for any errors, omissions or interruptions therein. BFA makes no warranty, express or implied, to the owners of interests of the Master Portfolio or to any other person or entity, as to results to be obtained by the Master Portfolio from the use of the underlying index or any data included therein. Without limiting any of the foregoing, in no event shall BFA have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

S&P 500 Index Master Portfolio

Under normal circumstances, at least 90% of the value of S&P 500 Index Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in securities comprising the S&P 500 Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before fees and expenses and the total return of the Master Portfolio’s benchmark index, the S&P 500 Index. Notwithstanding the factors described below, perfect (100%) correlation would be achieved if the total return of the Master Portfolio’s net assets, before fees and expenses, increased or decreased exactly as the total return of the Master Portfolio’s benchmark index increased or decreased. The Master Portfolio’s ability to match its investment performance to the investment performance of its benchmark index may be affected by, among other things, the Master Portfolio’s expenses, the amount of cash and cash equivalents held by the Master Portfolio, the manner in which the total return of the Master Portfolio’s benchmark index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of purchases of interests and withdrawals.

The Master Portfolio seeks to replicate the total return performance of the S&P 500 Index by investing the Master Portfolio’s assets so that the percentage of assets of the Master Portfolio invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index. No attempt is made to manage the Master Portfolio using economic, financial or market analysis. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or “rebalanced”) to reflect changes in the characteristics of the index the Master Portfolio tracks.

The Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in the securities in its benchmark index. The Master Portfolio may also invest in high-quality money market instruments, including shares of money market funds advised by BFA or its affiliates.

Investors look to indexes as a standard of market performance. Indexes are model portfolios, that is, groups of stocks or bonds selected to represent an entire market or market segment. One way an index fund seeks to match an index’s performance, before fees and expenses, is by buying and selling all of the index’s securities in the same proportion as they are reflected in the index. This is what the Master Portfolio does.

The Master Portfolio is designed for investors who desire a convenient way to invest in a broad spectrum of U.S. large cap stocks. Although this market has increased in value over the long-term, it fluctuates and has also decreased in value over shorter time periods. This volatility is particularly characteristic of stocks.

The Master Portfolio does not by itself constitute a balanced investment program. Diversifying your investments by buying shares in other funds may improve your long-term return as well as reduce volatility.

Standard & Poor’s (“S&P”) does not sponsor, endorse, sell or promote the Feeder Fund or the Master Portfolio, nor is it affiliated in any way with BlackRock, BFA, the Feeder Fund or the Master Portfolio. “Standard & Poor’s®,” “S&P®,” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC (a division of McGraw-Hill Financial) licensed for use for certain purposes by BlackRock Institutional Trust Company, N.A. S&P makes no representation or warranty, expressed or implied, regarding the advisability of investing in Feeder Fund or the Master Portfolio.

The past performance of the underlying index is not a guide to future performance. BFA does not guarantee the accuracy or the completeness of the underlying index or any data included therein and BFA shall have no liability for any errors, omissions or interruptions therein. BFA makes no warranty, express or implied, to the owners of interests of the Master Portfolio or to any other person or entity, as to results to be obtained by the Master Portfolio from the use of the underlying index or any data included therein. Without limiting any of the foregoing, in no event shall BFA have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

CoreAlpha Bond Master Portfolio

CoreAlpha Bond Master Portfolio invests, under normal circumstances, at least 80% of its assets in bonds. For the purposes of this strategy, “bonds” include the following: obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; mortgage-backed securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, including U.S. agency mortgage pass-through securities; commercial mortgage-backed securities; debt obligations of U.S. issuers; municipal securities; asset-backed securities; and U.S.-registered dollar-denominated debt obligations of foreign issuers. The Master Portfolio may invest in bonds issued by companies located in countries other than the United States, including companies in emerging markets. These securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, floating rate, zero coupon, contingent, deferred, payment in kind and auction rate features. The Master Portfolio seeks to invest a substantial portion of its assets in U.S.-registered, dollar-denominated bonds. The Master Portfolio may invest in bonds of any maturity or duration.

The Master Portfolio may invest a significant portion of its assets in U.S. agency mortgage pass-through securities, which are securities issued by entities such as the Government National Mortgage Association (“Ginnie Mae”) and the Federal National Mortgage Association that are backed by pools of mortgages. Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage-backed securities to be delivered are not specified until a few days prior to settlement. The Master Portfolio expects to enter into such contracts on a regular basis.

Although the Master Portfolio normally invests primarily in investment grade securities, it may invest up to 10% of its assets in securities rated below investment grade or which, if unrated, are deemed to be of comparable quality by BlackRock (“high yield” or “junk” bonds) at the time of purchase.

The Master Portfolio may use derivatives, such as futures contracts, options (including, but not limited to, options on swaps) and various other instruments (including, but not limited to, interest rate, total return, credit default and credit default index swaps (which can be used to transfer the credit risk of a security without actually transferring ownership of the security or to customize exposure to a particular credit risk), credit-linked notes, and indexed and inverse floating-rate securities. The Master Portfolio may use derivatives, for example, in managing short-term liquidity, as substitutes for comparable positions in underlying securities, in managing duration and/or to position the portfolio for anticipated changes in markets. The Master Portfolio may also invest in derivatives based on foreign currencies. In addition, the Master Portfolio may use derivatives and short sales, which are transactions in which the Master Portfolio sells securities borrowed from others with the expectation that the price of the security will fall before the Master Portfolio must purchase the security to return it to the lender, to enhance returns as part of an overall investment strategy or to offset a potential decline in the value of other holdings (commonly referred to as a “hedge”), although the Master Portfolio is not required to hedge and may choose not to do so.

Other Investment Strategies: In addition to the principal strategies discussed above, CoreAlpha Bond Master Portfolio may also invest or engage in the following investments/strategies:

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Convertible Securities — The Master Portfolio may invest in convertible securities. Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible security’s value usually reflects both the stream of current income payments and the market value of the underlying common stock.

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Equity Securities — The Master Portfolio can invest in all types of equity securities, including common stock, preferred stock, warrants and stock purchase rights of companies of any market capitalization.

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Illiquid/Restricted Securities — The Master Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. The Master Portfolio may also invest in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

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Indexed and Inverse Securities — The Master Portfolio may invest in securities that provide a return based on fluctuations in a stock or other financial index. For example, the Master Portfolio may invest in a security that increases in value with the price of a particular securities index. In some cases, the return of the security may be inversely related to the price of the index. This means that the value of the security will rise as the price of the index falls and vice versa. Although these types of securities can make it easier for the Master Portfolio to access certain markets or hedge risks of other assets held by the Master Portfolio, these securities are subject to the risks related to the underlying index or other assets.

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Investment Companies — The Master Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds. The Master Portfolio may invest in affiliated investment companies including affiliated money market funds and affiliated exchange-traded funds.

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Repurchase Agreements — The Master Portfolio may enter into certain types of repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price.

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Securities Lending — The Master Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

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Short-Term Securities or Instruments — The Master Portfolio can invest in high quality short-term U.S. dollar or non-U.S. dollar denominated fixed-income securities or other instruments, such as U.S. or foreign government securities, commercial paper and money market instruments issued by U.S. or foreign commercial banks or depository institutions.

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Temporary Defensive Strategies — Under unusual market or economic conditions, the Master Portfolio may, for temporary defensive purposes, invest up to 100% of its net assets in U.S. Government securities, certificates of deposit, bankers’ acceptances, commercial paper rated in the highest rating category by a recognized rating service, money market funds, cash or other high quality fixed-income securities that are consistent with the Master Portfolio’s objectives. The yield on such securities may be lower than the yield on lower-rated fixed-income securities. Temporary defensive positions may limit the potential for an increase in the value of the Master Portfolio’s interests or for the Master Portfolio to achieve its investment objectives.

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When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Master Portfolio at an established price with payment and delivery taking place in the future. The Master Portfolio enters into these transactions to obtain what is considered an advantageous price to the Master Portfolio at the time of entering into the transaction.

(c) RISKS

This section contains a discussion of the general risks of investing in each Master Portfolio. As with any fund, there can be no guarantee that a Master Portfolio will meet its investment objective, or that a Master Portfolio’s performance will be positive over any period of time. Investors may lose money investing in a Master Portfolio. An investment in a Master Portfolio is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Set forth below are the principal risk factors of investing in each Master Portfolio.

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Debt Securities Risk (CoreAlpha Bond Master Portfolio and U.S. Total Bond Index Master Portfolio) — Debt securities, such as bonds, involve interest rate risk, credit risk, extension risk, and prepayment risk, among other things.

Interest Rate Risk — The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. The Master Portfolio may be subject to a greater risk of rising interest rates due to the current period of historically low rates. For example, if interest rates increase by 1%, assuming a current portfolio duration of ten years, and all other factors being equal, the value of the Master Portfolio’s investments would be expected to decrease by 10%. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Master Portfolio’s investments will not affect interest income derived from instruments already owned by the Master Portfolio, but will be reflected in the Master Portfolio’s net asset value. The Master Portfolio may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by Master Portfolio management. To the extent the Master Portfolio invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-backed securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Master Portfolio) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the net asset value of the Master Portfolio to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S. Government securities. A security backed by the “full faith and credit” of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

Following the financial crisis that began in 2007, the Federal Reserve has attempted to stabilize the economy and support the economic recovery by keeping the federal funds rate (the interest rate at which depository institutions lend reserve balances to other depository institutions overnight) at or near zero percent. In addition, as part of its monetary stimulus program known as quantitative easing, the Federal Reserve has purchased on the open market large quantities of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. As the Federal Reserve “tapers” or reduces the amount of securities it purchases pursuant to quantitative easing, and/or if the Federal Reserve raises the federal funds rate, there is a risk that interest rates will rise. A general rise in interest rates has the potential to cause investors to move out of fixed-income securities on a large scale, which may increase redemptions from mutual funds that hold large amounts of fixed-income securities. Heavy withdrawals could cause the Master Portfolio to sell assets at inopportune times or at a loss or depressed value and could hurt the Master Portfolio’s performance.

During periods of very low or negative interest rates, the Master Portfolio may be unable to maintain positive returns. Certain countries have recently experienced negative interest rates on certain fixed-income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Master Portfolio performance to the extent the Master Portfolio is exposed to such interest rates.

Credit Risk — Credit risk refers to the possibility that the issuer of a debt security (i.e., the borrower) will not be able to make principal and interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Master Portfolio’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

Extension Risk — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these obligations to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Prepayment Risk — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Master Portfolio may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

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Derivatives Risk (CoreAlpha Bond Master Portfolio Principal Risk; S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio Other Risk) — The Master Portfolio’s use of derivatives may increase its costs, reduce the Master Portfolio’s returns and/or increase volatility. Derivatives involve significant risks, including:

Volatility Risk — The Master Portfolio’s use of derivatives may reduce the Master Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master Portfolio’s use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Liquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master Portfolio to sell or otherwise close a derivatives position could expose the Master Portfolio to losses and could make derivatives more difficult for the Master Portfolio to value accurately. The Master Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, the Manager may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master Portfolio’s derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Master Portfolio to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Master Portfolio to potential losses that exceed the amount originally invested by the Master Portfolio.

Hedging Risk — When a derivative is used as a hedge against a position that the Master Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master Portfolio’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Master Portfolio realizes from its investments. As a result, a larger portion of the Master Portfolio’s distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by the Master Portfolio. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (“IRS”).

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives may become subject to margin requirements when regulations are finalized. Implementation of such regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of swaps and other derivatives may increase the costs to the Master Portfolio of trading in these instruments and, as a result, may affect returns to investors in the Master Portfolio.

In December 2015, the Securities and Exchange Commission (the “SEC”) proposed a new rule to regulate the use of derivatives by registered investment companies, such as the Master Portfolio. If the rule goes into effect, it could limit the ability of the Master Portfolio to invest or remain invested in derivatives. In addition, other future regulatory developments may impact the Master Portfolio’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Master Portfolio itself is regulated. The Manager cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Master Portfolio to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Master Portfolio’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Master Portfolio

Swaps (CoreAlpha Bond Master Portfolio Principal Risk) – Swap agreements are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Master Portfolio has entered into the swap will default on its obligation to pay the Master Portfolio and the risk that the Master Portfolio will not be able to meet its obligations to pay the other party to the agreement.

Credit Default Swaps (CoreAlpha Bond Master Portfolio Principal Risk) – Credit default swaps and related instruments, such as credit default swap index products, may involve greater risks than if the Master Portfolio invested in the reference obligation directly. These instruments may have as reference obligations one or more securities that are not currently held by the Master Portfolio, the underlying funds and/or ETFs. The protection “buyer” may be obligated to pay the protection “seller” an up-front payment or a periodic stream of payments over the term of the contract, provided generally that no credit event on a reference obligation has occurred. Credit default swaps and related instruments involve special risks in addition to those mentioned above because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Forward Foreign Currency Exchange Contracts (CoreAlpha Bond Master Portfolio Principal Risk) – Forward foreign currency exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Master Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Indexed and Inverse Securities (CoreAlpha Bond Master Portfolio Principal Risk) – Indexed and inverse securities provide a potential return based on a particular index of value or interest rates. The Master Portfolio’s return on these securities will be subject to risk with respect to the value of the particular index. These securities are subject to leverage risk and correlation risk. Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and the Master Portfolio’s investment in such instruments may decline significantly in value if interest rates or index levels move in a way Master Portfolio management does not anticipate.

Futures (CoreAlpha Bond Master Portfolio Principal Risk; S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio Other Risk) – Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Master Portfolio and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options (CoreAlpha Bond Master Portfolio Principal Risk; S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio Other Risk) – An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Master Portfolio purchases an option, it may lose the premium paid for it if the price of the underlying security or other assets decreased or remained the same (in the case of a call option) or increased or remained the same (in the case of a put option). If a put or call option purchased by the Master Portfolio were permitted to expire without being sold or exercised, its premium would represent a loss to the Master Portfolio. To the extent that the Master Portfolio writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Master Portfolio could experience a substantial loss.

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Emerging Markets Risk (CoreAlpha Bond Master Portfolio) — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets may include those in countries considered emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Master Portfolio could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Master Portfolio’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. Many emerging markets do not have income tax treaties with the United States, and as a result, investments by the Master Portfolio may be subject to higher withholding taxes in such countries. In addition, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Master Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Master Portfolio would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

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Equity Securities Risk (S&P 500 Index Master Portfolio Principal Risk; CoreAlpha Bond Master Portfolio Other Risk) — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master Portfolio could decline if the financial condition of the companies the Master Portfolio invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

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Foreign Securities Risk (CoreAlpha Bond Master Portfolio Principal Risk; U.S. Total Bond Index Master Portfolio Other Risk) — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Master Portfolio will lose money. In particular, the Master Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Master Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Master Portfolio Assets Outside the United States — The Master Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Master Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Master Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Master Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Master Portfolio than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which the Master Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Master Portfolio’s portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Master Portfolio’s ability to purchase or sell foreign securities or transfer the Master Portfolio’s assets or income back into the United States, or otherwise adversely affect the Master Portfolio’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Master Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Master Portfolio’s investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Master Portfolio to vote proxies, exercise interestholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Master Portfolio management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Master Portfolio to carry out transactions. If the Master Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Master Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Master Portfolio could be liable for any losses incurred.

European Economic Risk (CoreAlpha Bond Master Portfolio Principal Risk) — The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of, several European countries. These events may spread to other countries in Europe. These events may affect the value and liquidity of certain of the Master Portfolio’s investments.

Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, one or more countries may abandon the Euro, the common currency of the European Union, and/or withdraw from the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching.

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High Portfolio Turnover Risk (CoreAlpha Bond Master Portfolio and U.S. Total Bond Index Master Portfolio) — The Master Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Master Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of portfolio securities of the Master Portfolio may result in the realization and/or distribution to interestholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Master Portfolio performance. In addition, investment in mortgage dollar rolls and participation in to-be-announced (“TBA”) transactions may significantly increase the Master Portfolio’s portfolio turnover rate. A TBA transaction is a method of trading mortgage-backed securities where the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount, and price at the time the contract is entered into but the mortage-backed securities are delivered in the future, generally 30 days later.

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Index Fund Risk (S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio) — An index fund has operating and other expenses while an index does not. As a result, while the Master Portfolio will attempt to track its underlying index as closely as possible, it will tend to underperform the index to some degree over time. If an index fund is properly correlated to its stated index, the fund will perform poorly when the index performs poorly.

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Index-Related Risk (S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio) — As prescribed by this prospectus, in order to meet its investment objective, the Master Portfolio seeks to achieve a return which corresponds generally to the price and yield performance, before fees and expenses, of the underlying index as published by the index provider. There is no assurance that the index provider will compile the underlying index accurately, or that the underlying index will be determined, composed or calculated accurately. While the index provider does provide descriptions of what the underlying index is designed to achieve, the index provider does not provide any warranty or accept any liability in relation to the quality, accuracy or completeness of data in respect of their indices, and does not guarantee that the underlying index will be in line with their described index methodology. The Manager’s mandate as described in this prospectus is to manage the Master Portfolio consistently with the underlying index provided to the Manager. Consequently, the Manager does not provide any warranty or guarantee for index provider errors. Errors in respect of the quality, accuracy and completeness of the data may occur from time to time and may not be identified and corrected for a period of time, particularly where the indices are less commonly used. Therefore gains, losses or costs associated with index provider errors will be borne by the Master Portfolio and its interestholders. For example, during a period where the underlying index contains incorrect constituents, a fund tracking such published underlying index would have market exposure to such constituents and would be underexposed to the underlying index’s other constituents. As such, errors may result in a negative or positive performance impact to the Master Portfolio and its interestholders. Interestholders should understand that any gains from index provider errors will be kept by the Master Portfolio and its interestholders and any losses resulting from index provider errors will be borne by the Master Portfolio and its interestholders.

Apart from scheduled rebalances, the index provider may carry out additional ad hoc rebalances to the underlying index in order, for example, to correct an error in the selection of index constituents. Where the underlying index of the Master Portfolio is rebalanced and the Master Portfolio in turn rebalances its portfolio to bring it in line with its underlying index, any transaction costs and market exposure arising from such portfolio rebalancing will be borne directly by the Master Portfolio and its interestholders. Unscheduled rebalances to the underlying index may also expose the Master Portfolio to tracking error risk, which is the risk that its returns may not track exactly those of the underlying index. Therefore, errors and additional ad hoc rebalances carried out by the index provider to the underlying index may increase the costs and market exposure risk of the Master Portfolio.

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Junk Bonds Risk (CoreAlpha Bond Master Portfolio) — Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the Master Portfolio. The major risks of junk bond investments include:

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Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

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Prices of junk bonds are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed-income securities.

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Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

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Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Master Portfolio before it matures. If the issuer redeems junk bonds, the Master Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

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Junk bonds may be less liquid than higher rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Master Portfolio’s securities than is the case with securities trading in a more liquid market.

•	The Master Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

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Leverage Risk (CoreAlpha Bond Master Portfolio Principal Risk; S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio Other Risk) — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Master Portfolio to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Master Portfolio is subject to the federal securities laws, including the 1940 Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Master Portfolio must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause the Master Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Master Portfolio’s portfolio will be magnified when the Master Portfolio uses leverage.

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Liquidity Risk (CoreAlpha Bond Master Portfolio Principal Risk; S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio Other Risk) — Liquidity risk exists when particular investments are difficult to purchase or sell. The Master Portfolio’s investments in illiquid securities may reduce the returns of the Master Portfolio because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Master Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master Portfolio will tend to have the greatest exposure to liquidity risk. Liquidity risk may be the result of, among other things, the reduced number and capacity of traditional market participants to make a market in fixed-income securities or the lack of an active market. Liquid investments may become illiquid or less liquid after purchase by the Master Portfolio, particularly during periods of market turmoil. Illiquid and relatively less liquid investments may be harder to value, especially in changing markets, and if the Master Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Master Portfolio may suffer a loss. This may be magnified in a rising interest rate environment or other circumstances where investor redemptions from fixed-income mutual funds may be higher than normal. In addition, when there is illiquidity in the market for certain securities, the Master Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

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Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Master Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

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Mortgage- and Asset-Backed Securities Risks (CoreAlpha Bond Master Portfolio and U.S. Total Bond Index Master Portfolio) — Mortgage-backed securities (residential and commercial) and asset-backed securities represent interests in “pools” of mortgages or other assets, including consumer loans or receivables held in trust. Although asset-backed and commercial mortgage-backed securities (“CMBS”) generally experience less prepayment than residential mortgage-backed securities, mortgage-backed and asset-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. The Master Portfolio’s investments in asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. These securities also are subject to the risk of default on the underlying mortgage or assets, particularly during periods of economic downturn. Certain CMBS are issued in several classes with different levels of yield and credit protection. The Master Portfolio’s investments in CMBS with several classes may be in the lower classes that have greater risks than the higher classes, including greater interest rate, credit and prepayment risks.

Mortgage-backed securities may be either pass-through securities or collateralized mortgage obligations (“CMOs”). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (tranches) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (“IOs”), principal only (“POs”) or an amount that remains after floating-rate tranches are paid (an inverse floater). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. Interest rates on inverse floaters, for example, vary inversely with a short-term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short-term rates increase, and will increase when short-term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Master Portfolio invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Master Portfolio management, it is possible that the Master Portfolio could lose all or substantially all of its investment. Certain mortgage-backed securities in which the Master Portfolio may invest may also provide a degree of investment leverage, which could cause the Master Portfolio to lose all or substantially all of its investment.

The mortgage market in the United States has experienced difficulties that may adversely affect the performance and market value of certain of the Master Portfolio’s mortgage-related investments. Delinquencies and losses on mortgage loans (including subprime and second-lien mortgage loans) generally have increased and may continue to increase, and a decline in or flattening of real-estate values (as has been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Also, a number of mortgage loan originators have experienced serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Asset-backed securities entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

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Municipal Securities Risks (CoreAlpha Bond Master Portfolio) — Municipal securities risks include the ability of the issuer to repay the obligation, the relative lack of information about certain issuers of municipal securities, and the possibility of future legislative changes which could affect the market for and value of municipal securities. These risks include:

General Obligation Bonds Risks — The full faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

Revenue Bonds Risks — Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities, or the amount of revenues derived from another source.

Private Activity Bonds Risks — Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, the Master Portfolio may not receive any income or get its money back from the investment.

Moral Obligation Bonds Risks — Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes Risks — Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of, and are secured by, tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and the Master Portfolio may lose money.

Municipal Lease Obligations Risks — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation it may be difficult to sell the property and the proceeds of a sale may not cover the Master Portfolio’s loss.

Tax-Exempt Status Risk — In making investments, the Master Portfolio and the Manager will rely on the opinion of issuers’ bond counsel and, in the case of derivative securities, sponsors’ counsel, on the tax-exempt status of interest on municipal obligations and payments under tax-exempt derivative securities. Neither the Master Portfolio nor the Manager will independently review the bases for those tax opinions. If any of those tax opinions are ultimately determined to be incorrect or if events occur after the security is acquired that impact the security’s tax-exempt status, the Master Portfolio and its interestholders could be subject to substantial tax liabilities. The IRS has generally not ruled on the taxability of the securities. An assertion by the IRS that a portfolio security is not exempt from Federal income tax (contrary to indications from the issuer) could affect the Master Portfolio’s and interestholder’s income tax liability for the current or past years and could create liability for information reporting penalties. In addition, an IRS assertion of taxability may impair the liquidity and the fair market value of the securities.

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Short Sales Risk (CoreAlpha Bond Master Portfolio) — Because making short sales in securities that it does not own exposes the Master Portfolio to the risks associated with those securities, such short sales involve speculative exposure risk. The Master Portfolio will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Master Portfolio replaces the security sold short. The Master Portfolio will realize a gain if the security declines in price between those dates. As a result, if the Master Portfolio makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Master Portfolio will be able to close out a short sale position at any particular time or at an acceptable price. Although the Master Portfolio’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Master Portfolio may also pay transaction costs and borrowing fees in connection with short sales.

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Tracking Error Risk (S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio) — Tracking error is the divergence of the Master Portfolio’s performance from that of the underlying index. Tracking error may occur because of differences between the securities and other instruments held in the Master Portfolio’s portfolio and those included in the underlying index, pricing differences, transaction costs, the Master Portfolio’s holding of cash, differences in timing of the accrual of dividends or interest, tax gains or losses, changes to the underlying index or the need to meet various new or existing regulatory requirements. This risk may be heightened during times of increased market volatility or other unusual market conditions. Tracking error also may result because the Master Portfolio incurs fees and expenses, while the underlying index does not.

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U.S. Government Obligations Risk (CoreAlpha Bond Master Portfolio and U.S. Total Bond Index Master Portfolio) — Obligations of U.S. Government agencies, authorities, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.

Each Master Portfolio also may be subject to certain other risks associated with its investments and investment strategies, including:

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Concentration Risk (S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio) — The Master Portfolio reserves the right to concentrate its investments (i.e., invest 25% or more of its total assets in securities of issuers in a particular industry) to approximately the same extent that its benchmark index concentrates in a particular industry. To the extent the Master Portfolio concentrates in a particular industry, it may be more susceptible to economic conditions and risks affecting that industry.

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Convertible Securities Risk (CoreAlpha Bond Master Portfolio) — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.

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Expense Risk — Master Portfolio expenses are subject to a variety of factors, including fluctuations in the Master Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master Portfolio’s net assets decrease due to market declines or redemptions, the Master Portfolio’s expenses will increase as a percentage of Master Portfolio net assets. During periods of high market volatility, these increases in the Master Portfolio’s expense ratio could be significant.

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Investment in Other Investment Companies Risk (CoreAlpha Bond Master Portfolio) — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Master Portfolio acquires shares of investment companies, including ones affiliated with the Master Portfolio, interestholders bear both their proportionate share of expenses in the Master Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies. To the extent the Master Portfolio is held by an affiliated fund, the ability of the Master Portfolio itself to hold other investment companies may be limited.

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Passive Investment Risk (S&P 500 Index Master Portfolio and U.S. Total Bond Index Master Portfolio) — Because the Manager does not select individual companies in the index that the Master Portfolio tracks, the Master Portfolio may hold securities of companies that present risks that an investment adviser researching individual securities might seek to avoid.

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Repurchase Agreement Risk (CoreAlpha Bond Master Portfolio) — If the other party to a repurchase agreement defaults on its obligation under the agreement, the Master Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Master Portfolio may lose money.

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Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Portfolio may lose money and there may be a delay in recovering the loaned securities. The Master Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Master Portfolio.

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Valuation Risk — The price the Master Portfolio could receive upon the sale of any particular portfolio investment may differ from the Master Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master Portfolio, and the Master Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. The Master Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risk (CoreAlpha Bond Master Portfolio) — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Master Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Master Portfolio may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d) PORTFOLIO HOLDINGS

A description of the Master Portfolios’ policies and procedures with respect to the disclosure of the Master Portfolios’ portfolio holdings is available in Part B of this Registration Statement and is available free of charge by calling 1-800-441-7762 (toll-free).

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

(a)(1) MANAGEMENT

BFA serves as investment adviser to U.S. Total Bond Index Master Portfolio and S&P 500 Index Master Portfolio, and BlackRock serves as investment adviser to CoreAlpha Bond Master Portfolio. The Manager manages the investment of each Master Portfolio’s assets and provides each Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s board of trustees (the “Board of Trustees” or the “Board” and the members thereof, the “Trustees”) and in conformity with Delaware law and the stated policies of the Master Portfolios. BIL and BFA serve as sub-advisers to CoreAlpha Bond Master Portfolio.

Each of BFA and BlackRock are indirect wholly-owned subsidiaries of BlackRock, Inc. As of March 31, 2016, BFA, BlackRock and their affiliates had approximately $4.737 trillion in investment company and other portfolio assets under management.

MIP has entered into an investment management agreement with BFA, on behalf of each of U.S. Total Bond Index Master Portfolio and S&P 500 Index Master Portfolio, and BlackRock, on behalf of CoreAlpha Bond Master Portfolio.

With respect to U.S. Total Bond Index Master Portfolio, effective as of April 30, 2015, BFA receives as compensation for its services to U.S. Total Bond Index Master Portfolio a management fee equal to 0.04% of U.S. Total Bond Index Master Portfolio’s average daily net assets. Prior to April 30, 2015, BFA received as compensation for its services to U.S. Total Bond Index Master Portfolio a management fee equal to 0.08% of U.S. Total Bond Index Master Portfolio’s average daily net assets.

With respect to S&P 500 Index Master Portfolio, effective as of April 30, 2015, BFA receives as compensation for its services to S&P 500 Index Master Portfolio a management fee equal to 0.04% of S&P 500 Index Master Portfolio’s average daily net assets. Prior to April 30, 2015, BFA received as compensation for its services to S&P 500 Index Master Portfolio a management fee equal to 0.05% of S&P 500 Index Master Portfolio’s average daily net assets.

BlackRock receives as compensation for its services to CoreAlpha Bond Master Portfolio a maximum annual management fee (as a percentage of average daily net assets) calculated as follows: 0.25% of CoreAlpha Bond Master Portfolio’s average daily net assets not exceeding $1 billion, 0.24% of CoreAlpha Bond Master Portfolio’s average daily net assets in excess of $1 billion but not exceeding $3 billion, 0.23% of CoreAlpha Bond Master Portfolio’s average daily net assets in excess of $3 billion but not exceeding $5 billion, 0.22% of CoreAlpha Bond Master Portfolio’s average daily net assets in excess of $5 billion but not exceeding $10 billion and 0.21% of Core Portfolio’s average daily net assets in excess of $10 billion.

Each of BFA and BlackRock, as applicable, has voluntarily agreed to waive its management fees by the amount of investment advisory fees each Master Portfolio pays to BFA or BlackRock, as applicable, indirectly through its investment in affiliated money market funds.

For the fiscal year ended December 31, 2015, BFA or BlackRock, as applicable, received management fees, net of any applicable waivers, as a percentage of the average daily net assets of each Master Portfolio as follows:

Master Portfolio	Management Fees (Net of Applicable Waivers)
U.S. Total Bond Index Master Portfolio	0.03%
S&P 500 Index Master Portfolio	0.04%
CoreAlpha Bond Master Portfolio	0.24%

BlackRock has entered into separate sub-advisory agreements (each, a “Sub-Advisory Agreement”) with BIL, a registered investment adviser organized in 1995, and BFA (together with BIL, the “Sub-Advisers”), a registered investment adviser organized in 1984, with respect to CoreAlpha Bond Master Portfolio. BIL and BFA are each affiliates of BlackRock. Under the Sub-Advisory Agreements, each Sub-Adviser acts as sub-adviser for a portion of CoreAlpha Bond Master Portfolio’s portfolio. Pursuant to the Sub-Advisory Agreements, BlackRock pays each Sub-Adviser for services it provides a fee equal to a percentage of the management fee paid to BlackRock with respect to that portion of CoreAlpha Bond Master Portfolio’s portfolio. Each Sub-Adviser is responsible for the day-to-day management of a portion of CoreAlpha Bond Master Portfolio’s portfolio.

A discussion regarding the basis for approval by the Board of Trustees of each of the investment management agreements with BFA and BlackRock and the Sub-Advisory Agreements between BlackRock and BIL and BlackRock and BFA are available in the applicable BlackRock Funds III Feeder Fund’s semi-annual report for the period ended June 30, 2015.

CONFLICTS OF INTEREST

The investment activities of BFA, BlackRock and their affiliates (including BlackRock, Inc. and PNC and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master Portfolios and their interestholders.

BFA, BlackRock and their Affiliates provide investment management services to other funds and discretionary managed accounts that follow investment programs similar to those of the Master Portfolios. BFA, BlackRock and their Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master Portfolios. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, adviser, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests in securities, currencies and other instruments in which the Master Portfolios directly and indirectly invest. Thus, it is likely that the Master Portfolios will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master Portfolios. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master Portfolios and may result in an Affiliate having positions that are adverse to those of the Master Portfolios. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolios. As a result, an Affiliate may compete with the Master Portfolios for appropriate investment opportunities. The results of the Master Portfolios’ investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master Portfolios could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master Portfolios may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Master Portfolios. Transactions by one or more Affiliate-advised clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master Portfolios. The Master Portfolios’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates and/or their internal policies designed to comply with such restrictions.

In addition, the Master Portfolios may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master Portfolios also may invest in securities of companies for which an Affiliate provides or may someday provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master Portfolios or who engage in transactions with or for the Master Portfolios, and may receive compensation for such services. The Master Portfolios may also make brokerage and other payments to Affiliates in connection with the Master Portfolios’ portfolio investment transactions.

Under a securities lending program approved by the Board of Trustees, MIP, on behalf of each Master Portfolio, has retained an Affiliate of BFA and BlackRock to serve as the securities lending agent for each Master Portfolio to the extent that each Master Portfolio participates in the securities lending program. For these services, the lending agent will receive a fee from each Master Portfolio, including a fee based on the returns earned on the investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which each Master Portfolio may lend its portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Master Portfolios and their interestholders. BFA and BlackRock have adopted policies and procedures designed to address these potential conflicts of interest.

(a)(2) PORTFOLIO MANAGERS

U.S. Total Bond Index Master Portfolio

Name	Primary Role	Since	Title and Recent Biography
James Mauro	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2011	Director of BlackRock, Inc. since 2010; Vice President of State Street Global Advisors from 2001 to 2010.

Scott Radell, CFA	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2009	Managing Director of BlackRock, Inc. since 2009; Head of US Fixed Income Portfolio Solutions within BlackRock’s Model-Based Fixed Income Portfolio Management Group since 2009; Portfolio Manager of Barclays Global Investors (“BGI”) from 2003 to 2009.

S&P 500 Index Master Portfolio

Name	Primary Role	Since	Title and Recent Biography
Alan Mason	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2014	Managing Director of BlackRock, Inc. since 2009; Managing Director of BGI from 2008 to 2009; Principal of BGI from 1996 to 2008.

Greg Savage, CFA	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2008	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. in 2009; Principal of BGI from 2007 to 2009; Associate of BGI from 1999 to 2007.

Jennifer Hsui, CFA	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2016	Managing Director of BlackRock, Inc. since 2011; Director of BlackRock, Inc. from 2009 to 2011; Principal of BGI from 2006 to 2009.

Creighton Jue, CFA	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2016	Managing Director of BlackRock, Inc. since 2011; Director of BlackRock, Inc. from 2009 to 2011; Principal of BGI from 2000 to 2009.

Rachel Aguirre	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2016	Director of BlackRock, Inc. since 2012; Vice President of BlackRock, Inc. from 2009 to 2011; Principal and Portfolio Manager of BGI from 2005 to 2009.

CoreAlpha Bond Master Portfolio

Name	Primary Role	Since	Title and Recent Biography
Scott Radell, CFA	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2007	Managing Director of BlackRock, Inc. since 2009; Head of US Fixed Income Portfolio Solutions within BlackRock’s Model-Based Fixed Income Portfolio Management Group since 2009; Portfolio Manager of BGI from 2003 to 2009.

Karen Uyehara	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2012	Director of BlackRock, Inc. since 2010; Portfolio Manager of Western Asset Management Company from 2005 to 2010.

(a)(3) LEGAL PROCEEDINGS

On May 27, 2014, certain purported investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint (the “Consolidated Complaint”) in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. The Consolidated Complaint, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, alleges that the Defendants violated Section 36(b) of the 1940 Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. The Consolidated Complaint seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees from one year prior to the filing of the lawsuit and purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the Consolidated Complaint are without merit and intend to vigorously defend the action.

(b) ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, International Tilts Master Portfolio, LifePath® Retirement Master Portfolio, LifePath® 2020 Master Portfolio, LifePath® 2025 Master Portfolio, LifePath® 2030 Master Portfolio, LifePath® 2035 Master Portfolio, LifePath® 2040 Master Portfolio, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio, LifePath® 2055 Master Portfolio, LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath® Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio, LifePath® Index 2055 Master Portfolio, LifePath® Index 2060 Master Portfolio, Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, U.S. Total Bond Index Master Portfolio, S&P 500 Index Master Portfolio, Large Cap Index Master Portfolio and Total International ex U.S. Index Master Portfolio. Information about the listed portfolios that is not covered in this combined Part A and Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, California 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

ITEM 11.	INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the applicable Master Portfolio. The value of each Master Portfolio’s Net Assets is determined as of the close of regular trading on the NYSE which is generally 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, of that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

Equity securities and other instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. Each Master Portfolio values fixed-income portfolio securities and non-exchange traded derivatives using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master Portfolio’s approved independent third-party pricing services, each in accordance with valuation procedures approved by the Board of Trustees. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of institutional round lot size, but the Master Portfolio may hold or transact in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. Short-term debt securities with remaining maturities of 60 days or less may be valued on the basis of amortized cost.

Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Foreign securities owned by a Master Portfolio may trade on weekends or other days when the Master Portfolio does not price its interests. As a result, the value of a Master Portfolio’s Net Assets may change on days when you will not be able to purchase or redeem the Master Portfolio’s interests.

Generally, trading in foreign securities, U.S. Government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Master Portfolio’s interest are determined as of such times.

When market quotations are not readily available or are not believed by BFA or BlackRock to be reliable, a Master Portfolio’s investments are valued at fair value. Fair value determinations are made by BFA or BlackRock in accordance with procedures approved by the Board of Trustees. BFA or BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BFA or BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or other liability is thinly traded (e.g., municipal securities, certain small cap and emerging growth companies, and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BFA or BlackRock determines, in its business judgment prior to or at the time of pricing a Master Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Master Portfolio. For instance, significant events may occur between the foreign market close and the close of business on the NYSE that may not be reflected in the computation of a Master Portfolio’s net assets. If such event occurs, those instruments may be fair valued. Similarly, foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of a Master Portfolio’s pricing time.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining a the value of a Master Portfolio’s Net Assets.

Each Master Portfolio may accept orders from certain authorized financial intermediaries or their designees. A Master Portfolio will be deemed to receive an order when accepted by the financial intermediary or designee and the order will receive the net asset value next computed by the Master Portfolio after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the same day after receiving a redemption request in proper form. A Master Portfolio can delay payment for one day, or longer than one day, under extraordinary circumstances. Generally, those extraordinary circumstances are when (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio’s investments is not reasonably practicable; or (iv) for such other periods as the SEC by order may permit. MIP reserves the right to suspend investors’ rights of redemption and to delay delivery of redemption proceeds, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

MIP reserves the right to pay redemption proceeds in portfolio securities held by the Master Portfolios rather than in cash. MIP has elected to be governed by Rule 18f-1 under the 1940 Act so that the each Master Portfolio is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of the value of its Net Assets during any 90-day period for any interestholder of the Master Portfolio. The redemption price is the value of its Net Assets per share next determined after the initial receipt of proper notice of redemption.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios’ net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP does not offer its interests for sale to the general public, nor does it offer an exchange privilege. MIP is not, therefore, directly subject to the risks of short-term trading and the Board of Trustee has not adopted procedures to prevent such trading. However, MIP may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information – Short-Term Trading Policy” in Part A of each BlackRock III Feeder Fund Registration Statement for more information.

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have “passed through” to interestholders their proportionate shares of the Master Portfolio’s interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the Internal Revenue Code, and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the investor’s tax basis in its beneficial interests in the Master Portfolio. Such distributions will reduce an investor’s tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a “master” in a “master/feeder” structure. Only “feeder funds” – i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios – or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolios.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 13.	FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

MASTER INVESTMENT PORTFOLIO

U.S. TOTAL BOND INDEX MASTER PORTFOLIO

S&P 500 INDEX MASTER PORTFOLIO

COREALPHA BOND MASTER PORTFOLIO

PART B – STATEMENT OF ADDITIONAL INFORMATION

April 29, 2016

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in connection with Part A, also dated April 29, 2016, of U.S. Total Bond Index Master Portfolio, S&P 500 Index Master Portfolio and CoreAlpha Bond Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). All terms used in this Part B that are defined in Part A have the meanings assigned in Part A, unless otherwise defined in Part B. MIP incorporates by reference the information included on the cover page of the statement of additional information relating to BlackRock U.S. Total Bond Index Fund, BlackRock S&P 500 Index Fund and BlackRock CoreAlpha Bond Fund (each, a “BlackRock Funds III Feeder Fund” and collectively, the “BlackRock Funds III Feeder Funds”), as amended, revised or supplemented from time to time (each, an “SAI”). A copy of Part A of the Registration Statement with respect to the Master Portfolios may be obtained without charge by writing to Master Investment Portfolio, c/o BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19808, or by calling 1-800-441-7762. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

ITEM 15.	TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 16.	DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions from the following sections of the corresponding SAI: “Investment Objective and Policies,” “Investment Restrictions – Fundamental Investment Restrictions of the Master Portfolio” and “Investment Restrictions – Non-Fundamental Investment Restrictions.”

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the corresponding SAI: “Selective Disclosure of Portfolio Holdings.”

ITEM 17.	MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolios from the following section of the corresponding SAI: “Information on Trustees and Officers.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same co-chairs and the same committee structure as the board of trustees of BlackRock Funds III.

COMPENSATION OF TRUSTEES. MIP incorporates by reference the information concerning compensation of Trustees of MIP from the following section of the corresponding SAI: “Information on Trustees and Officers – Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the corresponding SAI: “Management and Other Service Arrangements – Code of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the corresponding SAI: “Proxy Voting Policies and Procedures” and “Appendix B – Proxy Voting Policies.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

As of April 4, 2016, the interestholders identified below were known by MIP to own 5% or more of the outstanding voting interests of a Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.

MASTER PORTFOLIO	NAME AND ADDRESS OF INTERESTHOLDER	PERCENTAGE OF MASTER PORTFOLIO	NATURE OF OWNERSHIP
U.S. Total Bond Index Master Portfolio	U.S. Total Bond Index LP Feeder Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	78%	Record

	BlackRock U.S. Total Bond Index Fund BlackRock Funds III 400 Howard Street San Francisco, CA 94105	22%	Record

S&P 500 Index Master Portfolio	BlackRock S&P 500 Index Fund BlackRock Funds III 400 Howard Street San Francisco, CA 94105	86%	Record

	Transamerica Partners Institutional Stock Index Fund 570 Carillon Parkway St. Petersburg, FL 33716	9%	Record

CoreAlpha Bond Master Portfolio	CoreAlpha Bond LP Feeder Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	66%	Record

	BlackRock CoreAlpha Bond Fund BlackRock Funds III 400 Howard Street San Francisco, CA 94105	34%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a BlackRock Funds III Feeder Fund, or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to MIP (e.g., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.

As of April 1, 2016, no Trustee owned any beneficial interest in each Master Portfolio, and the Trustees and principal officers of MIP as a group beneficially owned less than 1% of the outstanding beneficial interests of each Master Portfolio.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A.

INVESTMENT ADVISER. MIP incorporates by reference the information concerning the investment adviser from the following sections of each SAI: “Management and Advisory Arrangements – Investment Adviser” and “Management and Other Service Arrangements – Management Arrangements.”

BlackRock Fund Advisors (“BFA”) serves as the investment adviser to U. S. Total Bond Index Master Portfolio and S&P 500 Index Master Portfolio. BlackRock Advisors, LLC (“BlackRock”) serves as the investment adviser for CoreAlpha Bond Master Portfolio. The term “Manager” in this Part B refers to BFA or BlackRock, as applicable.

For the fiscal years shown below, each Master Portfolio paid the following management fees to the Manager, net of waivers and/or offsetting credits:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2013	2014	2015
U.S. Total Bond Index Master Portfolio	$535,113	$688,125	$475,760
S&P 500 Index Master Portfolio	$1,830,937	$2,482,149	$2,485,388
CoreAlpha Bond Master Portfolio	$7,243,756	$8,041,440	$6,175,589

The fees and expenses of the Independent Trustees of MIP, counsel to the Independent Trustees of MIP, and the independent registered public accounting firm that provides audit services in connection with the Master Portfolios

(collectively referred to as the “MIP Independent Expenses”) are paid directly by the Master Portfolios. Each of BlackRock and BFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses through April 30, 2017. Such contractual arrangements may not be terminated with respect to a Master Portfolio prior to May 1, 2017 without the consent of the Boards of Trustees of the Trust and MIP.

For the fiscal years shown below, the Manager provided an offsetting credit, in the amounts shown, against management fees paid with respect to the Master Portfolios:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2013	2014	2015
U.S. Total Bond Index Master Portfolio	$63,561	$247,856	$257,513
S&P 500 Index Master Portfolio	$162,959	$270,108	$402,964
CoreAlpha Bond Master Portfolio	$150,022	$254,341	$164,627

ADMINISTRATOR. MIP incorporates by reference the information concerning BlackRock, as the administrator of the Master Portfolios, from the following section of each BlackRock Funds III Feeder Fund’s SAI: “Management, Advisory and Other Service Arrangements – Administration Arrangements.” BlackRock serves as each Master Portfolio’s administrator.

BlackRock is not entitled to compensation for providing administration services to a Master Portfolio so long as it is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BlackRock or an affiliate receives management fees from such Master Portfolios.

PLACEMENT AGENT. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolios. BRIL is a registered broker-dealer located at 40 East 52nd Street, New York, New York 10022. BRIL does not receive compensation from the Master Portfolios for acting as placement agent. See “Underwriters” at Item 25 below.

CUSTODIAN. State Street Bank and Trust Company (“State Street”) is the Master Portfolios’ custodian and is located at 100 Summer Street, Boston, Massachusetts 02110.

TRANSFER AND DIVIDEND DISBURSING AGENT. BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) acts as the Master Portfolios’ transfer and dividend disbursing agent. For its services as transfer and dividend disbursing agent to the Master Portfolios, BNY Mellon is entitled to receive fees based on the Master Portfolios’ net assets. See “Expenses” below.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP (“PwC”), located at Two Commerce Square, 2001 Market Street, Suite 1800, Philadelphia, Pennsylvania 19103, serves as the independent registered public accounting firm for MIP. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.

LEGAL COUNSEL. Sidley Austin LLP, located at 787 Seventh Avenue, New York, New York 10019, serves as legal counsel to MIP, BlackRock Funds III, BFA and BlackRock.

POTENTIAL CONFLICTS OF INTEREST. MIP incorporates by reference information concerning potential conflicts of interest from the following section of each BlackRock Funds III Feeder Fund’s SAI: “Selective Disclosure of Portfolio Holdings – Potential Conflicts of Interest.”

EXPENSES. BlackRock has agreed to bear all costs of the Master Portfolios’ and MIP’s operations, other than brokerage expenses, management fees, distribution plan expenses, MIP Independent Expenses, litigation expenses, taxes or other extraordinary expenses. BlackRock has contracted with State Street to provide certain sub-administration services for the Master Portfolios, and BlackRock pays State Street for these services. Each of BlackRock and BFA, as applicable, has also contractually undertaken to reimburse or credit the Master Portfolios for MIP Independent Expenses. Expenses attributable only to the Master Portfolios will be charged only against the assets of the Master Portfolios. General expenses of MIP will be allocated among its portfolios in a manner that is proportionate to the Net Assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 20.	PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the corresponding SAI: “Management and Advisory Arrangements – Information Regarding the Portfolio Managers.”

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the corresponding SAI: “Portfolio Transactions and Brokerage.”

ITEM 22.	CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of the Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company that issues two or more classes or series, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each class or series affected by such matter. Rule 18f-2 further provides that a class or series, such as each Master Portfolio, shall be deemed to be affected by a matter unless it is clear that the interests of each class or series in the matter are substantially identical or that the matter does not affect any interest of the class or series. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios’ and MIP’s pricing of interests from the following section of the corresponding SAI: “Pricing of Shares – Determination of Net Asset Value.”

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate net asset value of MIP, as determined from time to time by the Trustees.

ITEM 24.	TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in Section 751 of the Internal Revenue Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions to the investor, the tax basis of any property distributed to the investor from the Master Portfolio, and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their interestholders.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also may include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. A Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, interestholders of the Master Portfolios may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company that invests in a Master Portfolio to maintain its status under the Internal Revenue Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant amounts of non-cash income or gain, such income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Internal Revenue Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to “qualified dividend income” of 20%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

A 3.8% Medicare tax is imposed on the net investment income (which includes, but is not limited to, interest, dividends and net gains from investments) of U.S. individuals with income exceeding $200,000, or $250,000 if married filing jointly, and of trusts and estates.

A 30% withholding is currently imposed on U.S.-source dividends, interest and other income items, and will be imposed on proceeds from the sale, redemption or other disposition of property producing U.S.-source dividends and interest paid after December 31, 2018, to (i) foreign financial institutions, including non-U.S. investment funds, unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders that fail to provide the required information, and determine certain other information concerning their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.

The foregoing is not an exhaustive discussion of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for MIP is BRIL, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm’s reports for the BlackRock Funds III Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2015 are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 1, 2016 and are hereby incorporated by reference. The annual report, which contains the referenced audited financial statements, is available upon request and without charge.

PART C

OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT	DESCRIPTION
(a)(1)	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35 to the Registration Statement of Master Investment Portfolio (the “Registrant,” and the series thereof, the “Master Portfolios”), filed December 27, 2006 (“Amendment No. 35”).

(a)(2)	Certificate of Trust, dated October 20, 1993, is incorporated herein by reference to an Exhibit to Amendment No. 7 to the Registrant’s Registration Statement, filed August 31, 1998 (“Amendment No. 7”).

(a)(3)	Certificate of Amendment to the Certificate of Trust, dated August 19, 1998, is incorporated herein by reference to an Exhibit to Amendment No. 7.

(a)(4)	Amendment No. 1, dated December 11, 2007, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 39 to the Registrant’s Registration Statement, filed December 2, 2009 (“Amendment No. 39”).

(a)(5)	Amendment No. 2, dated November 13, 2009, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 40 to the Registrant’s Registration Statement, filed April 30, 2010 (“Amendment No. 40”).

(b)(1)	Amended and Restated By-Laws, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35.

(c)	Not applicable.

(d)(1)	Amended Investment Advisory Contract, dated December 28, 2012, between the Registrant and BlackRock Advisors, LLC (“BAL”) or BlackRock Fund Advisors (“BFA”), as applicable, is incorporated herein by reference to an Exhibit to Amendment No. 50 to the Registrant’s Registration Statement filed on April 30, 2013 (“Amendment No. 50”).

(d)(2)	Schedule A, amended April 30, 2015, and Schedule B, amended September 18, 2013, to the Amended Investment Advisory Contract is incorporated herein by reference to an Exhibit to Amendment No. 67 to the Registrant’s Registration Statement, filed on April 29, 2015 (“Amendment No. 67”).

(d)(3)	Form of Sub-Investment Advisory Agreement between BAL and BlackRock International Limited, with respect to CoreAlpha Bond Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(d)(4)	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to CoreAlpha Bond Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(d)(5)	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to International Tilts Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 58 to the Registrant’s Registration Statement, filed February 26, 2014.

(d)(6)	Master Advisory Fee Waiver Agreement, dated December 1, 2009, between the Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 40.

(d)(7)	Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between the Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 42 to the Registrant’s Registration Statement, filed March 31, 2011 (“Amendment No. 42”).

(d)(8)	Form of Expense Limitation Agreement, between the Registrant and BFA with respect to Large Cap Index Master Portfolio, Total International ex U.S. Index Master Portfolio and the LifePath Index Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 46 to the Registrant’s Registration Statement, filed June 29, 2011.

(d)(9)	Form of Sub-Investment Advisory Agreement between BFA and BlackRock International Limited, with respect to the LifePath Master Portfolios, will be filed by amendment.

(d)(10)	Form of Sub-Investment Advisory Agreement between BFA and BlackRock (Singapore) Limited, with respect to the LifePath Master Portfolios, will be filed by amendment.

(e)(1)	Placement Agency Agreement between the Registrant and BlackRock Investments, LLC (“BRIL”) is incorporated herein by reference to an Exhibit to Amendment No. 42.

(e)(2)	Appendix A, amended September 18, 2013, to the Placement Agency Agreement is incorporated herein by reference to an Exhibit to Amendment No. 59 to the Registrant’s Registration Statement, filed on April 30, 2014 (“Amendment No. 59”).

(f)	Not applicable.

(g)	Form of Service Module for Custodial Services between the Registrant and State Street Bank and Trust Company (“State Street”) is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(1)	Administration Agreement, dated July 1, 2012, between BAL and the Registrant on behalf of the LifePath Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(2)

Appendix A, amended September 18, 2013, to the Administration Agreement between BAL and the Registrant on behalf of the LifePath Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 59.

(h)(3)	Administration Agreement dated July 1, 2012 between BAL and the Registrant on behalf of the LifePath Index Master Portfolios, Total International ex U.S. Index Master Portfolio and Large Cap Index Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(4)	Sub-Administration Agreement, dated October 21, 1996, between State Street and BAL on behalf of each Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 9 to the Registrant’s Registration Statement, filed February 22, 1999.

(h)(5)	Amendment, dated December 31, 2002, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 33 to the Registrant’s Registration Statement, filed on May 1, 2006 (“Amendment No. 33”).

(h)(6)	Amendment, dated September 1, 2004, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 33.

(h)(7)	Amendment, dated January 1, 2006, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 34 to the Registrant’s Registration Statement, filed July 28, 2006.

(h)(8)	Amendment, dated January 1, 2007, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to Exhibit (h)(b) to Amendment No. 36 to the Registrant’s Registration Statement, filed April 30, 2007 (“Amendment No. 36”).

(h)(9)	Revised Master Fee Schedule, dated September 1, 2004, to the Sub-Administration Agreement, as amended from time to time, is incorporated herein by reference to an Exhibit to Amendment No. 33.

(h)(10)	Form of Second Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Institutional Trust Company, N.A. is incorporated herein by reference to Amendment No. 67.

(h)(11)	Form of Service Module for Transfer Agency Services between the Registrant and State Street with respect to the Money Market Master Portfolios is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(12)	Amended and Restated Independent Expense Reimbursement Agreement among the Registrant, BlackRock Funds III, BFA and BAL, dated July 1, 2012, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(13)	Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties, dated as of April 21, 2016 is incorporated herein by reference to Exhibit 8(b) to Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of BlackRock Pacific Funds, Inc. (File No. 2-56978) filed on April 27, 2016.

(h)(14)	Form of Master Services Agreement between the Registrant and State Street, dated April 21, 2011, is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(15)	Exhibit A to the Master Services Agreement between the Registrant and State Street is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(i)	Consent of Counsel (Sidley Austin LLP) is incorporated herein by reference to an Exhibit of Amendment No. 40.

(j)	None.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan for the LifePath Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 37.

(n)	Not applicable.

(o)	Reserved.

(p)(1)	Code of Ethics of Registrant is incorporated herein by reference to Exhibit 15(a) to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(p)(2)	Code of Ethics of BFA and BAL is incorporated herein by reference to Exhibit 15(b) to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(p)(3)	Code of Ethics of BlackRock Investments, LLC is incorporated herein by reference to Exhibit 15(c) to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(q)(1)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 545 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on February 22, 2016.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The chart below identifies persons who, as of April 4, 2016, are controlled by or who are under common control with a Master Portfolio. For purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Each entity, except BlackRock Cayman Treasury Money Market Fund, Ltd., is organized under the laws of the State of Delaware. BlackRock Cayman Treasury Money Market Fund, Ltd. is a Cayman company.

MASTER PORTFOLIO	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER PORTFOLIO	PERCENTAGE OF VOTING SECURITIES
LifePath® Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Retirement Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2020 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® 2020 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® 2025 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2030 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® 2030 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® 2035 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2040 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® 2040 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® 2045 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® 2050 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® 2055 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index Retirement Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2020 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2020 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2025 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2030 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2030 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%
LifePath® Index 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2035 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2040 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2040 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2045 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2050 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2055 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2060 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2060 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

Active Stock Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Active Stock LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	100%

CoreAlpha Bond Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	CoreAlpha Bond LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	66%

	CoreAlpha Bond Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	34%

Total International ex U.S. Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Total International ex U.S. Index LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	75%

	Total International ex U.S. Index Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	25%

U.S. Total Bond Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	U.S. Total Bond Index LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	78%

S&P 500 Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock S&P 500 Index Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	86%

Large Cap Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Large Cap Index LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	93%

Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Institutional c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	98%

Prime Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Prime c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	98%

Treasury Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Treasury c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	64%

	BlackRock Cayman Treasury Money Market Fund, Ltd. 400 Howard Street San Francisco, CA 94105	36%

International Tilts Master Portfolio Master Investment Portfolio 400 Howard St. San Francisco, CA 94105	International Tilts LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	98%

ITEM 30.	INDEMNIFICATION

Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust provides:

(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

(a) BFA is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 400 Howard Street, San Francisco, California 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. The directors and officers of BFA consist primarily of persons who during the past two years have been active in the investment management business. Information as to the executive officers and directors of BFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

(b) BAL is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 100 Bellevue Parkway, Wilmington, Delaware 19809. BAL was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this Item 31 about officers and directors of BAL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BAL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(c) BIL is located at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom. The information required by this Item 31 of officers and directors of BIL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-51087).

(d) BlackRock (Singapore) Limited (“BRS”) is a wholly-owned subsidiary of BlackRock, Inc. BRS currently offers investment advisory services to pooled investment vehicles, state or municipal government entities and insurance companies. The information required by this Item 31 about officers and directors of BRS, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by referance to Schedules A and D of Form ADV, filed by BRS pursuant to the Investment Advisers Act of 1940 (SEC File
No. 801-76926).

ITEM 32.	PRINCIPAL UNDERWRITER.

(a) BRIL acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Master Portfolios of the Registrant:

BBIF Government Securities Fund

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BBIF Money Fund
BBIF Tax-Exempt Fund
BBIF Treasury Fund
BIF Government Securities Fund
BIF Money Fund
BIF Multi-State Municipal Series Trust
BIF Tax-Exempt Fund
BIF Treasury Fund
BlackRock Allocation Target Shares
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Capital Appreciation Fund, Inc.
BlackRock CoRI Funds

BlackRock Master LLC

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Bond LLC

Master Focus Growth LLC

Master Government Securities LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Tax-Exempt LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Corporate High Yield Fund, Inc.
BlackRock Debt Strategies Fund, Inc.
BlackRock Floating Rate Income Strategies Fund, Inc.
BlackRock Health Sciences Trust
BlackRock Limited Duration Income Trust
BlackRock Preferred Partners LLC

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman and Member, Board of Managers, Chief Executive Officer, President and Director	None
Matthew Mallow	Chief Legal Officer and Senior Managing Director	None
Christopher Meade	General Counsel and Senior Managing Director
Russell McGranahan	Secretary and Managing Director	None
Saurabh Pathak	Chief Financial Officer and Director	None
James Hamilton	Chief Operating Officer and Director	None
Gregory Rosta	Chief Compliance Officer and Vice President	None
Anne Ackerley	Managing Director	None
Michael Bishopp	Managing Director	None
Joseph Craven	Managing Director	None
Sally George	Managing Director	None
Lisa Hill	Managing Director	None
Andrew Dickson	Director and Secretary	None
Terri Slane	Director and Assistant Secretary	None
Chris Nugent	Director	None
John Diorio	Director	None
Lourdes Sanchez	Vice President	None
Robert Fairbairn	Member, Board of Managers	None
Salim Ramji	Member, Board of Managers	None
Richard Prager	Member, Board of Managers	None
Christopher Vogel	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the 1940 Act and the rules thereunder (collectively, “Records”) at the offices of State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts 02110.

(b) BFA maintains all Records relating to its services as adviser or sub-adviser, as applicable, at 400 Howard Street, San Francisco, California 94105.

(c) BAL maintains all Records relating to its services as adviser or administrator, as applicable, at 100 Bellevue Parkway, Wilmington, Delaware 19809.

(d) BlackRock International Limited maintains all Records relating to its services as sub-adviser of CoreAlpha Bond Master Portfolio and the LifePath Master Portfolio at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom.

(e) BlackRock (Singapore) Limited maintains all Records relating to its services as sub-adviser of the LifePath Master Portfolio at 20 Anson Road, #18-01, 079912 Singapore.

(f) BRIL maintains all Records relating to its services as placement agent of the Master Portfolios at 40 East 52nd Street, New York, New York 10022.

(g) State Street Bank and Trust Company maintains all Records relating to its services as sub-administrator and custodian at 100 Summer Street, Boston, Massachusetts 02110; and all Records relating to its services as transfer agent of certain Master Portfolios at 100 Huntington Avenue, Boston, Massachusetts 02116.

(h) BNY Mellon Investment Servicing (US) Inc. maintains all Records relating to its services as transfer agent of certain Funds at 301 Bellevue Parkway, Wilmington, Delaware 19809.

ITEM 34.	MANAGEMENT SERVICES

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York on the 29th day of April, 2016.

MASTER INVESTMENT PORTFOLIO on behalf of U.S. Total Bond Index Master Portfolio, S&P 500 Index Master Portfolio and CoreAlpha Bond Master Portfolio

By:	/S/ JOHN M. PERLOWSKI
John M. Perlowski
President and Chief Executive Officer

Pursuant to the requirements of the 1940 Act, this Amendment to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John M. Perlowski	Trustee, President and Chief Executive Officer (Principal Executive Officer)	April 29, 2016
John M. Perlowski

/s/ Neal J. Andrews	Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2016
Neal J. Andrews

David O. Beim*	Trustee
David O. Beim

Susan J. Carter*	Trustee
Susan J. Carter

Collette Chilton*	Trustee
Collette Chilton

Neil A. Cotty*	Trustee
Neil A. Cotty

Dr. Matina S. Horner*	Trustee
Dr. Matina S. Horner

Rodney D. Johnson*	Trustee
Rodney D. Johnson

Cynthia A. Montgomery*	Trustee
Cynthia A. Montgomery

Joseph P. Platt*	Trustee
Joseph P. Platt

Robert C. Robb, Jr.*	Trustee
Robert C. Robb, Jr.

	Mark Stalnecker*	Trustee
Mark Stalnecker

	Kenneth L. Urish*	Trustee
Kenneth L. Urish

	Claire A. Walton*	Trustee
Claire A. Walton

	Frederick W. Winter*	Trustee
Frederick W. Winter

	Barbara G. Novick*	Trustee
Barbara G. Novick

*By:	/s/ Benjamin Archibald		April 29, 2016
Benjamin Archibald
(Attorney-in-Fact)